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                                            CORONADO EXPLORATIONS LTD.
                                                  CORONADO CLAIM
                                LILLOOET MINING DIVISION, B.C.       NTS 92 J/15
                                                    CLAIM MAP
                                DATE: APRIL 1999
                                BY: C. C./md                        FIGURE No. 2